Exhibit 23

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3
(No. 333-169900)
(No. 333-177923)

Form S-8
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)
(No. 333-31666)
(No. 333-73119)

of JPMorgan Chase & Co. or its affiliates of our report dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2013